UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, on April 10, 2018, Babcock & Wilcox Enterprises, Inc. (the “Company”) and Vintage Capital Management, LLC (“Vintage”) entered into an equity commitment agreement (the “Equity Commitment Agreement”), pursuant to which Vintage agreed to backstop the Company’s rights offering (the “Rights Offering”) for the purpose of providing at least $245 million of new capital. In connection with the expiration of the Rights Offering on April 30, 2018, and pursuant to the terms of its backstop commitment under the Equity Commitment Agreement, Vintage purchased a total of 23,400,809 shares of the Company’s common stock, $0.01 par value (“Common Shares”), representing the unsold portion of Common Shares in the Rights Offering for an aggregate purchase price of $46,801,618. The offering, issuance and distribution of the Common Shares to Vintage in connection with the Equity Commitment Agreement will be exempt from the registration requirements of section 5 of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act.

Item 8.01	Other Events.

On May 1, 2018, the Company issued a press release announcing the completion of the Rights Offering, which expired in accordance with its terms at 5:00 p.m., New York City time, on April 30, 2018. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company is filing herewith the Opinion of Jones Day as Exhibit 5.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-216316) relating to the Rights Offering.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
5.1	Opinion of Jones Day
23.1	Consent of Jones Day (included in Exhibit 5.1)
99.1	Press Release dated May 1, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

May 1, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary